UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 1, 2023

(Date of Report (Date of earliest event reported))

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2 Cityplace Drive, Suite 200, St. Louis, MO 63141

(Address of principal executive offices)

(323) 538-5799

(Registrant’s telephone number)

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Appointment of Certain Officers

Effective October 1, 2023, Eric Bava and Andre van Zyl will be appointed as Chief Operating Officer (“COO”) and Chief Technology Officer (“CTO”) of Verde Resources, Inc (the “Company”) respectively.

The Company believes that the education, business and operational experience of Eric Bava and Andre van Zyl give them the qualifications and skills necessary to serve as COO and CTO of the Company.

Mr. Eric Bava (43)

Mr. Bava is a highly accomplished business leader with a successful track record in various industries. Prior to joining the Company, Mr. Bava’s most recent endeavor as Co-Founder & Chief Operations Officer of Plantwise, he leveraged his extensive expertise in manufacturing and distribution to orchestrate seamless operations and elevate the standard of customer service, safeguarding the reputation of Plantwise's product line. Having excelled as a legal consultant, his entrepreneurial drive and relationship-building skills led him to undertake a bold business endeavor, in 2010, when he established his own wine distribution enterprise. Here, he adeptly navigated the intricacies of large-scale operations, optimized logistics, and orchestrated strategic marketing and sales campaigns, all guided by a singular mission – maximize profitability while ensuring product quality and customer satisfaction. In 2013, Bava embarked on a pioneering journey with the inception of King Extracts, a revolutionary cannabis brand rooted in California's medical landscape, later making waves in the burgeoning adult-use market. At the helm, he exercised comprehensive control over every facet of the business, from operations and manufacturing to distribution and sales. The brand's extraordinary ascent culminated in an acquisition by a Canadian corporation, solidifying his status as an esteemed luminary in the industry.

Mr. Andre van Zyl (61)

Mr. Zyl graduated in 1986 as a Chemical Engineer from the Vaal University of Technology in South Africa with substantial experience in process plant design and commissioning for the steel, water treatment, mineral processing and mining industry worldwide. For the past 20 years, he also focused and has acquired specialized knowledge and skills in road pavement and construction technology, especially in the development, manufacturing, and application of a range of environmentally safe emulsified bitumen cold bio asphalt material for remote infrastructure development areas. During the last 8 years, he has been instrumental in the further development and re-design of carbon rich binder technologies to suite specific climatic, geotechnical and problematic soil conditions. These commercially viable and carbon net-negative construction projects utilize large quantities of Biochar and other reclaimed waste products obtained from thermal conversion of biomass via modified pyrogenic processes.

On September 12, 2023, the Company issued a press release announcing the appointment of Eric Bava and Andre van Zyl as COO and CTO of the Company respectively. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release of Verde Resources, Inc. dated September 12, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Jack Wong
Jack Wong
Chief Executive Officer

Date: October 3, 2023

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